UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 21, 2011

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

On November 21, 2011, Global Partners LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with AE Holdings Corp. (“AEHC”), whereby AEHC will, subject to the terms and conditions described below, contribute 100% of the outstanding membership interests in Alliance Energy LLC (“Alliance”) to the Partnership.  The contribution by AEHC will be made in exchange for (i) the issuance to AEHC of 5,850,000 common units representing limited partner interests in the Partnership (the “Units Consideration”), and (ii) a cash adjustment, if any, in accordance with Exhibit A to the Contribution Agreement (the “Cash Adjustment”).  Alliance owns or has long-term leases for 257 retail gasoline stations and has wholesale gasoline supply contracts with an additional 285 stations, all of which are located in New England, New York, New Jersey and Pennsylvania.

The Partnership intends to finance the transaction contemplated by the Contribution Agreement through the issuance of the Units Consideration and with borrowings from the Partnership’s $350.0 million revolving credit facility (the “Revolving Credit Facility”).  In connection with the closing of the transaction, the Partnership intends to request an increase in the Revolving Credit Facility of approximately $100.0 million.  At the closing of the transaction, the Partnership expects to repay Alliance’s long-term debt, which is currently estimated at approximately $180.0 million, with borrowings from the Revolving Credit Facility.

The closing of the Contribution Agreement is subject to the satisfaction of a number of conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Partnership anticipates that the closing of this transaction will occur in the first quarter of 2012.

Pursuant to the Contribution Agreement, AEHC has agreed to indemnify the Partnership, its affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against certain losses arising from or out of  (i) the non-retail gas station businesses formerly leased, owned and/or operated by Alliance and its subsidiaries; (ii) a breach of AEHC’s material representations, warranties or covenants in the Contribution Agreement; (iii) certain environmental and litigation matters; and (iv) certain tax matters.  AEHC’s indemnification obligations with respect to clause (i) above are subject to an aggregate deductible of $500,000 per fiscal year (with all unused amounts of such annual deductible collectively rolled over to the following fiscal year) and an aggregate cap equal to $5.0 million.  AEHC’s indemnification obligations with respect to clauses (ii) and (iii) above are subject to an aggregate deductible of $250,000 per fiscal year (with all unused amounts of such annual deductible collectively rolled over to the following fiscal year) and an aggregate cap equal to $4.0 million.  AEHC will not be liable for claims under clause (i) above that are raised after the fifth anniversary of the transaction closing date or for claims under clauses (ii) or (iii) above that are raised after the third anniversary of the transaction closing date. AEHC’s indemnification obligations with respect to clause (iv) above are not subject to any cap, deductible or termination date.

Pursuant to the Contribution Agreement, the Partnership has agreed to indemnify AEHC, its affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “AEHC Indemnified Parties”) from and against all losses that the AEHC Indemnified Parties incur arising from or out of (i) a breach of the Partnership’s material representations, warranties or covenants in the Contribution Agreement; (ii) certain guarantees of Alliance’s obligations to be assumed by the Partnership pursuant to the Contribution Agreement; (iii) “bona fide” offers made by Alliance in compliance with Connecticut state law; and (iv) any lawsuit with respect to the transaction filed by any unitholder of the Partnership against the AEHC Indemnified Parties in their capacity as officers or directors of AEHC.  The Partnership will not be liable for claims under clause (i) above that are raised after the third anniversary of the transaction closing date.

In addition, in connection with the transaction contemplated by the Contribution Agreement, the Partnership and certain of AEHC’s shareholders will enter into a Business Opportunity Agreement (the “Business Opportunity Agreement”) and the Partnership and AEHC will enter into a Registration Rights Agreement (the “Registration Rights Agreement”).

The Business Opportunity Agreement will generally provide that each of Alfred A. Slifka and Richard Slifka, who control Global GP LLC, the general partner of the Partnership (the “General Partner”), will agree, and will cause their affiliates (other than the Partnership and its subsidiaries) to agree, not to engage in the lines of business that the Partnership and its subsidiaries currently engage in, including (x) wholesale marketing, retail marketing, sale, distribution and transportation (other than transportation by truck) of refined petroleum products, crude oil, natural gas, ethanol, propane or biofuels; (y) the storage of refined petroleum products, crude oil, natural gas, ethanol, propane, biofuels or asphalt in connection with any of the activities described in (x) above; and (z) such other activities in which the Partnership and its subsidiaries or any of their businesses are engaged or are planning to become engaged, unless, in each case, the Partnership had been previously offered the opportunity to pursue such activity and had elected to not do so.

The Registration Rights Agreement will provide that the Partnership will, upon the request of AEHC or another affiliate of the General Partner, file up to two registration statements to register the securities held by AEHC or such other affiliate of the General Partner.  The Registration Rights Agreement will supplement the existing registration rights held by the General Partner and its affiliates under the Partnership’s Third Amended and Restated Agreement of Limited Partnership.

In addition, upon the closing of the transaction contemplated by the Contribution Agreement, the General Partner will enter into an employment agreement (the “Employment Agreement”) with Andrew Slifka, the President of Alliance.  Pursuant to the Employment Agreement, Mr. Slifka will serve as an Executive Vice President of the General Partner and he shall serve as the President of the Partnership’s Retail Division.  Mr. Slifka’s compensation and benefits are expected to include the following: (i) an annual base salary of $425,000, subject to such annual increase, if any, as the compensation committee of the board of directors of the General Partner (the “Compensation Committee”) may approve; (ii) participation in the Partnership’s annual short-term cash incentive plan; (iii) eligibility to participate in any long-term equity incentive plans; and (iv) such discretionary bonuses as  the Compensation Committee may from time to time approve.   Mr. Slifka also will be entitled to participate in such other benefit plans and programs as the General Partner may provide for its employees in general. In addition, the Partnership expects that Mr. Slifka will be appointed to the board of directors (the “Board”) of the General Partner.

The summary description of the Contribution Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement and Exhibit A to the Contribution Agreement, copies of which are filed as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Alliance, through its sole member, AEHC, is approximately 95% owned by members of the Slifka family, certain members of which also own the General Partner as well as approximately 27% of the Partnership’s common units.  The terms of the transaction were unanimously approved by the Board, based on the unanimous approval and recommendation of the Board’s conflicts committee, which is composed entirely of independent directors.

Cautionary Note Regarding Forward-Looking Statements

The disclosure in this Form 8-K contains forward-looking statements within the meaning of the federal securities laws that involve material risk and uncertainties. Many possible events or factors could cause the Partnership’s actual results to differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results may arise as a result of a number of factors including, without limitation, risk factors discussed in the Partnership’s Form 10-K for the year ended December 31, 2010 and other documents filed by the Partnership with the Securities and Exchange Commission from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this Form 8-K. The Partnership undertakes no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

Item 3.02.                              Unregistered Sale of Equity Securities.

Pursuant to the Contribution Agreement, on the date of the closing of the transaction, Global will issue the Units Consideration. The issuance of the common units pursuant to the Contribution Agreement will be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.                              Financial Statements and Exhibits.

(d)                                  Exhibits.

2.1*                          Contribution Agreement dated November 21, 2011, by and among Global Partners LP and AE Holdings Corp.

2.2                                 Exhibit A to Contribution Agreement (Exhibit 2.1 hereto), Determination of the Cash Adjustment

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Partnership undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: November 23, 2011		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Contribution Agreement dated November 21, 2011, by and among Global Partners LP and AE Holdings Corp.

2.2	Exhibit A to Contribution Agreement (Exhibit 2.1 hereto), Determination of the Cash Adjustment

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Partnership undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.